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                                                                   Exhibit 23(b)


CONSENT OF INDEPENDENT AUDITORS
-------------------------------

We consent to the incorporation by reference in this Registration Statement of CheckFree Holdings Corporation on Form S-8 of our reports dated August 11, 1998, except for Note 20 to the consolidated financial statements as to which the date is September 11, 1998, appearing in the Annual Report on Form 10-K of CheckFree Holdings Corporation for the year ended June 30, 1998.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
January 11, 1999